UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2008

The Sagemark Companies Ltd.
(Exact name of Registrant as Specified in its Charter)

New York	0-4186	13-1948169
(State or other jurisdiction	(Commission File No.)	(IRS EIN)
of incorporation)

1285 Avenue of the Americas, 35th Floor, New York, New York 10019
(Address of Principal Executive Office)

Registrant's telephone number, including area code: (212) 554-4219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 25, 2008, George W. Mahoney, the sole member of the Board of Directors of the Company, resigned as a member of the Board of Directors, and as the Company’s President, Chief Executive Officer, Chief Financial Officer and as the President, Chief Executive Officer or Managing Member of all of the Company’s subsidiaries.

Effective November 25, 2008 Cathy Bergman was appointed as the Company’s Chief Executive Officer and a member of the Company’s Board of Directors.

Item 8.01 Other Events

As of the date hereof, the Company has entered into settlement agreements with numerous of its creditors extinguishing a significant portion of its debt, reducing its aggregate outstanding indebtedness due to its creditors from approximately $10.8 million (at March 31, 2008) to approximately $2.4 million. However, as previously reported, as a result of the Company’s distressed financial condition it does not have the funds to fully satisfy any of such remaining indebtedness, nor does it anticipate that it will have the funds to do so in the foreseeable future.

Additionally, as previously reported, inasmuch as the Company is not engaged in any revenue generating activities after having discontinued the operations of its outpatient medical diagnostic imaging centers, it is unable to pay its current operating expenses or service its substantial outstanding indebtedness or obligations and has very limited cash resources. As a result thereof, the Company closed its corporate offices in Boca Raton, Florida on November 25, 2008 and placed the majority of its books and records in storage. On such date, the Company also terminated its remaining staff and employees at such location.

The Company intends to continue to conduct limited administrative activities in connection with its efforts in seeking to resolve outstanding creditor claims and terminate its remaining premises leases and other contractual obligations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SAGEMARK COMPANIES LTD.

By:	/s/ Cathy Bergman
Cathy Bergman, Chief Executive Officer

Date: December 1, 2008

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).